UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2010

CHINA HEALTH RESOURCE, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-50029	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R. China
(Address of Principal Executive Offices)

+(86-825) 239-1788
(Issuer’s Telephone Number)

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2010, Mr. Jiang Chen resigned from his positions as Chief Executive Officer and member of the Board of Directors of China Health Resource, Inc. (“CHRI” or the “Company”). There are no disagreements between the Company and Mr. Chen that led to his resignation.  Mr. Chen will not receive any compensation in connection with his departure from the Company.  A copy of Mr. Chen’s resignation letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board of Directors has deferred appointment of a new director and will keep the position vacant until the Company has found a qualified candidate.

Effective August 20, 2010, the Company’s Board of Directors appointed Mr. Jiayin Wang, 56, Chief Executive Officer of the Company.  Mr. Wang has served as President and a director of the Company since October 20, 2008.  Since 2001, Mr. Wang has served as president and chairman of the board of directors of Sichuan Yinfa Resource Development Co., Ltd. ("Yinfa Resource"), an affiliate of the Company.  Mr. Wang has been the People’s Senator of Suining City, Sichuan Province, the People's Republic of China ("PRC"), since 1995 and the Chairman of Sichuan Province DAR Association since 2001.

As President of the Company, Mr. Wang will continue to receive an annual cash salary of RMB 200,000 (approximately $29,851) and bonus (if applicable).

The Board of Directors has approved the following compensation for Mr. Wang in his capacity as the Company’s Chief Executive Officer:

(a) no annual base salary will be paid until such time as the Company achieves $1,000,000 in annual net income, whereupon Mr. Wang will receive an annual base salary of based upon the Company’s market capitalization and fair market rate of a public company chief executive officer;

(b) a signing bonus totaling $50,000, payable on August 20, 2010 in shares of the Company's Class A common stock (the "Common Stock") based on a price per share of $0.00782, the average of the closing prices of the Common Stock as quoted on the OTC Bulletin Board for the five (5) trading days ending on such date.  Mr. Wang received 6,393,862 shares of Common Stock as a signing bonus which shares are not registered under the U.S. Securities Act of 1933, as amended (the "1933 Act");

(c) a grant of stock options to purchase 6,000,000 shares of Common Stock at an exercise price of $0.02 per share, vesting over 18 months in equal monthly installments.  The stock options were granted pursuant to the Company’s 2009 Omnibus Incentive Plan and have a grant date of August 20, 2010; and

(d) performance bonuses payable in shares of the Common Stock (which shares will not registered under the 1933 Act) based upon milestones and terms as follows:

i.
If the Company achieves $500,000 in net income for the three-month period ended September 30, 2010 as shown in the Company's financial statements contained in the Quarterly Report on Form 10-Q for such period, Mr. Wang will receive a bonus of $40,000 payable in shares of Common Stock valued at $0.02 per share.

ii.
If the Company achieves $1,000,000 in net income for the six-month period ended December 31, 2010, Mr. Wang will receive a bonus of $100,000 payable in shares of Common Stock valued at $0.05 per share.

iv.	If the Company achieves $1,500,000 in net income for the nine-month period ended March 31, 2011, Mr. Wang will receive a bonus of $160,000 payable in shares of Common Stock valued at $0.08 per share.

Mr. Wang will also be eligible to receive periodic stock grants and participate in the Company's incentive plans and benefit plans for which he is eligible.

A copy of the Offer Letter from the Company to Mr. Wang dated August 20, 2010 is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Stock Option Agreement between the Company and Mr. Wang dated August 20, 2010 is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In recognition of Mr. Wang's contributions to the Company's achievement of various corporate and financial milestones, effective August 20, 2010, the Board of Directors approved a bonus for Mr. Wang in the amount of $88,000 payable in shares of Common Stock based on a price per share of $0.00782, the average of the closing prices of the Common Stock as quoted on the OTC Bulletin Board for the five (5) trading days ending on such date.  Mr. Wang received 11,253,197 shares of Common Stock that are not registered under the 1933 Act under this bonus.

Certain disclosures regarding transactions with related persons:

As a director and an executive officer of the Company, Mr. Wang is a "related person" of the Company for purposes of applicable rules and regulations of the U.S. Securities and Exchange Commission.

In May 2005, in cooperation with our affiliate, Sichuan Yinfa Resource Development Group Co. Ltd. (“Yinfa Resource”), we applied for certification from the Chinese State Food and Drug Administration (the “SFDA”) for Good Agricultural Practice of Medical Plants and Animals (“GAP”) covering DAR.  On February 26, 2006, the SFDA issued a GAP certificate related to the planting fields operated by the Company and third parties under contract with the Company certifying that our planning, quality, and manufacturing of DAR have met applicable SFDA standards.  On January 1, 2007, Yinfa Resource and Suining Shi Yinfa Bai Zhi Chan Ye You Xian Gong Si, a wholly-owned subsidiary of the Company ("Yinfa"), entered into a Contract for Exclusive Right of Using DAR GAP Certificate (the "GAP Agreement") pursuant to which Yinfa Resource granted Yinfa the exclusive right to use the DAR GAP certificate through December 31, 2017. Under the Agreement, no compensation is payable to Yinfa Resource by Yinfa. Yinfa, the wholly-owned subsidiary of the Company, owns 0.27% of the registered capital stock of Yinfa Resource, the affiliate company. Mr. Wang is the Chairman of Yinfa Resource.

In 2007, Yinfa contracted with the Sichuan Province Suining City DAR Association (“Association”) and received the exclusive rights to the “Suining Sichuan Angelica” certified trademark from the Chinese State Administration of Industry and Commerce through December 13, 2016. As holder of the rights to the trademark, Yinfa is entitled to receive a management fee of 1RMB (or approximately US $0.14) per kilogram of DAR (including packaging fees) from any user of the trademark, of which 60% may be used by Yinfa for further development and investment of its DAR business and the remaining 40% must be paid to the Association for related expenses. In addition, Yinfa is entitled to receive 100% of the revenue stream from the use of the DAR trademark through December 13, 2016 and 95% of the revenue stream thereafter. There are approximately 235 regional certification trademarks in China, including 65 for natural resources, of which over 20 are for natural herb resources. Mr. Wang is the Chairman of the Association.

According to the Contract of Exclusive Right for Using “Suining Sichuan Angelica” Certified Trademark entered into, as of March 16th, 2007, by and between Association and Yinfa, Yinfa obtains, from Association, the exclusive right for using the “Suining Sichuan Angelica” certified trademark. Pursuant to the this contract, Association shall provide relevant information and materials for applying for the “Suining Sichuan Angelica” certified trademark; provide planting fields for “Suining Sichuan Angelica”; and assist Yinfa in applying for “Suining Sichuan Angelica” certified trademark in the Industrial and Commercial Administration Bureau. Also pursuant to this contract, Yinfa shall write and compile the materials for applying for the “Suining Sichuan Angelica” certified trademark; and assume all of the fees for applying for such certified trademark. Also, pursuant to this contract, upon successively obtaining such certified trademark, Association shall be entitled to have the ownership to such trademark and Yinfa shall be entitled to have the exclusive right for using, managing and protecting such trademark. As for the profit from such trademark, Yinfa shall be entitled to have such profit from the trademark in the first 10 years; from the 11th year and the years thereafter, Association shall be entitled to have 5% of such profit from the trademark and Yinfa has 95%. In case such trademark expires, renewal process shall be adopted. Yinfa shall still be entitled to have the exclusive right for using such trademark after renewal and shall assume all of the fees for such renewal. This contract was renewed from the previously contract signed March 16, 2004, and basically contains the same terms.

In 2006, Mr. Wang paid fees and expenses totaling $376,457 on the Company's behalf for investment banking, legal, accounting and other services provided to the Company in connection with the Plan of Exchange pursuant to which Yinfa became a wholly-owned subsidiary of the Company.  The amount of $80,258 was fees paid by Mr. Wang on the Company’s behalf for consulting fees related to the merger, which was reflected on the Company’s balance sheet as a liability “Due to Shareholder” beginning December 2007, which is when Mr. Wang submitted his reimbursement report. The remaining amount was reflected on the Company's balance sheet as a liability "Due to Shareholder" beginning December 31, 2009 which is when Mr. Wang submitted his reimbursement report to the Company.  There is currently no written agreement between the Company and Mr. Wang  regarding this liability, but the parties are in the process of formulating a repayment arrangement. The Company does not believe that this will have an effect on business operations.

On December 19, 2008, the Company and Mr. Lei Guo, as Trustee, on behalf of Yinfa Resource, the Trustor, pursuant to a Property Trust Agreement made under the PRC trust and contract laws, and other applicable PRC laws and regulations, entered into a Contract of Lease of Property, pursuant to PRC contract law, leasing for the Company approximately 3,262 acres located in Sichuan Province, PRC.  Mr. Wang is the controlling shareholder of Yinfa Resource.

The lease period commenced December 30, 2008 and was to expire on December 30, 2038. The total fixed rent for the full lease period was $5,775,994 for the full lease term. Pursuant to the Contract of Lease of Property, the Company agreed to pay $5,710,994 by issuing a Convertible Promissory Note in the principal sum of $5,710,994, along with annual interest at the rate of one and one-half percent (1.5%), per annum.  Pursuant to the terms of the Convertible Promissory Note, the principal amount and all accrued, but unpaid interest, automatically converted in four (4) tranches, on the dates (“Conversion Dates”) set forth in Convertible Promissory Note (each a “Mandatory Conversion”) into shares of Common Stock, at a conversion price equal to the closing bid price per share for the Common Stock, as quoted on the OTC Bulletin Board or, if the Common Stock is listed on a National Securities Exchange, at the closing price per share.  In each case, the conversion price was to be determined, on the date, five (5) days prior to the applicable Conversion Date (the “Conversion Price”).  The Mandatory Conversions were to be implemented as following:

1)	On March 30, 2009, outstanding principal in the amount of $2,000,000, plus accrued and unpaid interest to the date of conversion;

2)	On December 30, 2009, outstanding principal in the amount of $1,000,000, plus accrued and unpaid interest to the date of conversion;

3)	On March 30, 2010, outstanding principal in the amount of $1,000,000, plus accrued and unpaid interest to the date of conversion; and

4)	On December 30, 2010, the balance of the outstanding principal in the amount of $1,710,994, and unpaid interest to the date of conversion.

The Company paid the remaining balance of $65,000, by issuing 43,000,000 shares of the Common Stock to the Trustee on behalf of the Trustor, on December 30, 2008 in a transaction exempt from the registration requirements of the 1933 Act in reliance upon Regulation S thereunder.

On January 21, 2009, the Company and Mr. Lei Guo, the Trustee, on behalf of the Trustor, agreed to amend and restate the Convertible Promissory Note by revising the terms of the conversion mechanism in the Convertible Promissory Note – the remaining terms and conditions of the Convertible Promissory Note remained unaffected by the amendment.  The amendments were reflected in an Amended and Restated Convertible Promissory Note (the “Note”).  Pursuant to the Note, the Conversion Price was amended into a fixed price, set forth in the terms of the Note, and the terms of the Mandatory Conversion were amended as follows:

1)	On March 30, 2009, outstanding principal in the amount of $2,500,000, plus accrued but unpaid interest to the date of conversion, at the Conversion Price of $0.20 per share of the Common Stock;

2)	On December 30, 2009, outstanding principal in the amount of $1,000,000, plus accrued but unpaid interest to the date of conversion, at the Conversion Price of $0.40 per share of the Common Stock;

3)	On March 30, 2010, outstanding principal in the amount of $1,000,000, plus accrued but unpaid interest to the date of conversion, at the Conversion Price of $1.00 per share of the Common Stock; and

4)
On December 30, 2010, the balance of the outstanding principal in the amount of $1,210,994, plus accrued but unpaid interest to the date of conversion, at the Conversion Price of $1.50 per share of the Common Stock.

On March 30, 2009, the outstanding principal in the amount of $2,500,000, plus the accrued and unpaid interest automatically converted at the Conversion Price of $0.20 per share into 12,605,615 shares of Common Stock for the Trustee pursuant to the terms of the Note.  The Note and the Common Stock were issued in reliance upon an exemption from the registration requirements of the 1933 Act in accordance with Regulation S.

Effective July 30, 2009, the Company and Mr. Lei Guo, as Trustee for the Trustor, terminated the Contract of Lease of Property the Note and in connection therewith, the 12,605,615 shares of  the issued to the Trustee on March 30, 2009, were withdrawn and cancelled and the Trustee was allowed to retain the 43,000,000 shares of Common Stock issued to the Trustee on December 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Letter of resignation of Mr. Jiang Chen dated August 20, 2010

10.2	Offer letter from China Health Resource, Inc. to Mr. Jiayin Wang dated August 20, 2010.

10.3	Stock Option Agreement between China Health Resource, Inc. and Mr. Jiayin Wang dated August 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By:	/s/ Jiayin Wang
Wang, Jiayin
Title:	President

Dated:	August 26, 2010